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                                                                    EXHIBIT 16.1





August 4, 2000


Securities and Exchange Commission
Mail Stop II-3
450 Fifth Street N.W.
Washington, DC 20549


Dear Sirs/Madams:


We have read and agree with the statements in the Experts section of Form S-1 of Adaytum Software, Inc. (formerly Adaytum KPS Software Limited) to be filed with the Securities and Exchange Commission on August 7, 2000.

Yours truly,


/s/ Deloitte & Touche LLP